UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2016

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 17, 2016, Piedmont Natural Gas Company, Inc. held its 2016 annual meeting of shareholders (the “Annual Meeting”). The proposals voted upon at the Annual Meeting, as well as the voting results for each proposal, including the numbers of votes cast for, against or withheld, and the number of abstentions and broker non-votes, are set forth below.

Proposal 1: Election of Board of Directors’ five nominees as Class III directors with terms expiring in 2019 and one Class II director with a term expiring in 2018. All nominees were elected by the shareholders.

Nominees	Votes For (% of votes cast)	Votes Withheld	Broker Non-Votes
Class III Directors:
Mr. Gary A. Garfield	49,169,957 (99%)	632,553	18,026,421
Dr. Frankie T. Jones, Sr.	49,242,423 (99%)	560,087	18,026,421
Ms. Vicki McElreath	49,265,836 (99%)	536,674	18,026,421
Mr. Thomas E. Skains	48,461,297 (97%)	1,341,213	18,026,421
Mr. Phillip D. Wright	49,200,894 (99%)	601,616	18,026,421
Class II Director:
Mr. Thomas M. Pashley	49,251,383 (99%)	551,127	18,026,421

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2016. The shareholders approved this proposal.

Votes For (% of votes cast)	Votes Against	Abstentions	Broker Non-Votes

66,944,998 (99%)	607,390	276,543	0

Proposal 3: Advisory vote to approve named executive officer compensation. The shareholders approved this proposal on an advisory basis.

Votes For (% of votes cast)	Votes Against	Abstentions	Broker Non-Votes

47,801,142 (97%)	1,386,058	615,310	18,026,421

Proposal 4: Approval of Company’s amended and restated Incentive Compensation Plan. The shareholders approved this proposal.

Votes For (% of votes cast)	Votes Against	Abstentions	Broker Non-Votes

47,033,522 (96%)	2,084,062	684,926	18,026,421

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

March 23, 2016	By:	Judy Z. Mayo

Name: Judy Z. Mayo
Title: Vice President, Corporate Secretary and Deputy General Counsel